EXHIBIT 10.14

SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT (this “Agreement”), dated as of November 9, 2004, between FLEET RETAIL GROUP, INC., a Delaware corporation having its office at 40 Broad Street, Boston, Massachusetts 02109, in its capacity as agent (the “Agent”) for the Lenders (as hereinafter defined), S.A.C. CAPITAL ASSOCIATES, LLC, a limited liability company organized under the laws of Anguila, acting in its capacity as collateral agent (“SAC”) for the other investors from time to time designated as “Buyers” (collectively with SAC, the “Subordinating Creditors”) on the signature pages to the Subordinated Agreement (as hereinafter defined), and THE WET SEAL, INC., a Delaware corporation having its office at 26972 Burbank, Foothill Ranch, California 92610 (the “Borrower”).

WHEREAS, pursuant to an Amended and Restated Credit Agreement dated as of September 22, 2004 (as amended and in effect from time to time, including any replacement agreement therefor, the “Credit Agreement”), among the financial institutions party thereto (the “Lenders”), the Agent, the Borrower, The Wet Seal Retail, Inc. (“Wet Seal Retail”), Wet Seal Catalog, Inc. (“Wet Seal Catalog”), and Wet Seal GC, Inc. (“Facility Guarantor” and, collectively with Borrower, Wet Seal Retail and Wet Seal Catalog, the “Companies” and, each individually, a “Company”), the Lenders have agreed, upon the terms and subject to the conditions contained therein, to make loans and otherwise to extend credit to the Companies; and

WHEREAS, the Subordinating Creditors have agreed to make loans to the Borrower pursuant to a Securities Purchase Agreement dated as of November 9, 2004 (the “Securities Purchase Agreement”) and the related Convertible Notes issued thereunder (substantially in the form attached as Exhibit A-1 to the Securities Purchase Agreement as in effect on the date hereof, collectively, the “Notes”, as such Notes may be amended with the consent of the Agent as provided herein and in effect from time to time, and together with the Initial Notes, the Additional Series A Notes and the Additional Series B Notes (each as defined in the Securities Purchase Agreement as in effect on the date hereof) collectively, the “Subordinated Agreement”), among the Subordinating Creditors and the Borrower; and

WHEREAS, it is a condition precedent to the Lenders’ willingness to make loans and otherwise to extend credit to the Companies pursuant to the Credit Agreement that the Borrower and SAC on behalf other Subordinating Creditors enter into this Agreement with the Agent; and

WHEREAS, in order to induce the Lenders to make loans and otherwise extend credit to the Companies pursuant to the Credit Agreement, the Borrower and SAC, for and on behalf of the Subordinating Creditors, have agreed to enter into this Agreement with the Agent;

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. Terms not otherwise defined herein have the same respective meanings given to them in the Credit Agreement. In addition, the following terms shall have the following meanings:

Bankruptcy Code. The provisions of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder or any state insolvency, debtor relief or assignment for the benefit of creditor law.

Lien. With respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

Person. Any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

Proceeding. Any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

Senior Debt. All principal, interest, fees, charges, costs, damages, enforcement expenses (including legal fees and disbursements), collateral protection expenses, redemption conversion payments and other reimbursement or indemnity obligations created or evidenced by the Credit Agreement or any of the other Loan Documents or any prior, concurrent, or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of the Agent or any of the Lenders. Senior Debt shall expressly include any and all interest accruing or out of pocket costs or expenses incurred after the date of any filing by or against the Borrower or any other Company of any petition under the federal Bankruptcy Code or any other bankruptcy, insolvency or reorganization act regardless of whether the Agent’s or any Lender’s claim therefor is allowed or allowable in the case or proceeding relating thereto.

Subordinated Debt. All principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement and indemnity obligations created or evidenced by the Subordinated Agreement or any prior, concurrent or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of the Subordinating Creditor.

Subordinated Debt Actionable Default. Collectively, means:

(i) the failure of the applicable Registration Statement (as defined in the Registration Rights Agreement as in effect on the date hereof) required to be filed pursuant to the Registration Rights Agreement (as defined in the Subordinated Agreement as in effect on the date hereof)(hereinafter, the “Registration Rights Agreement”) to be declared effective by the SEC on or prior to the date that is 60 days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder’s Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 10 consecutive days or for more than an aggregate of 30 days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement);

(ii) the suspension from trading or failure of the Common Stock (as defined in each of the Notes) to be listed on an Eligible Market (as defined in each of the Notes) for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;

(iii) the Company’s (A) failure to cure a Conversion Failure (as defined in each of the Notes) by delivery of the required number of shares of Common Stock (as defined in each of the Notes) within ten (10) Business Days (as defined in each of the Notes) after the applicable Conversion Date (as defined in each of the Notes) or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock (as defined in each of the Notes) that is tendered in accordance with the provisions of the Notes;

(iv) at any time following the tenth consecutive Business Day (as defined in each of the Notes) that the Holder’s Authorized Share Allocation (as defined in each of the Notes) is less than the number of shares of Common Stock (as defined in each of the Notes) that the Holder (as defined in each of the Notes) would be entitled to receive upon a conversion of the full Conversion Amount (as defined in each of the Notes) of this Note (without regard to any limitations on conversion set forth in Section 3(d) of each of the Notes or otherwise); and

(v) the Company’s failure to pay, on or before November 9, 2011, principal and interest on the Subordinated Debt in full in cash.

Subordinated Documents. Collectively, the Subordinated Agreement, the Additional Series A Investment Right Warrants, the Additional Series B Investment Rights Warrants, the Warrants (each as defined in the Securities Purchase Agreement as in effect on the date hereof), any promissory notes executed in connection therewith, any warrants or registration of rights agreements executed in connection therewith, any other Transaction Documents (as defined in the Subordinated Agreement) and any and all guaranties and security interests, mortgages and other liens directly or indirectly guarantying or securing any of the Subordinated Debt, and any and all other documents or instruments evidencing or further guarantying or securing directly or indirectly any of the Subordinated Debt, whether now existing or hereafter created.

Subordinated Debt Fees. Collectively, (i) reasonable and documented fees and expenses of Schulte Roth & Zabel LLP, counsel to SAC, in connection with its representation of SAC in connection with the Subordinated Documents, except for fees and expenses of any consultants hired by Schulte Roth & Zabel LLP, (ii) reasonable and documented fees and expenses of consultants engaged by SAC in connection with its duties as agent under the Subordinated Documents in an amount not to exceed $100,000 in the aggregate in any calendar year, (iii) reasonable and documented fees and expenses of SAC in connection with the execution of the Subordinated Agreement in an amount not to exceed $250,000, (iv) reasonable and documented fees and expenses of SAC in connection with the closing of the Subordinated Agreement, which together with amounts expended pursuant to clause (iii) above shall not to exceed $500,000 in the aggregate, and (v) any Registration Delay Payments (as defined in the Registration Rights Agreement as in effect on the date hereof) required to be paid pursuant to Section 2(f) of the Registration Rights Agreement as in effect as of the date hereof plus any amounts required to be paid as a result of a Conversion Failure (as defined in each Note as in effect on the date hereof) pursuant to Section 3(c)(ii) of each Note as in effect as of the date hereof in an amount not to exceed $250,000 in the aggregate in any calendar year.

2. General. The Subordinated Debt and any and all Subordinated Documents shall be and hereby are subordinated and the payment thereof is deferred until the full and final payment in cash of the Senior Debt, whether now or hereafter incurred or owed by the Companies. The Borrower shall not be permitted to pay, and the Subordinating Creditors shall not be permitted to receive, any cash payment in respect of the Subordinated Debt until the Senior Debt has been finally paid in full in cash (other than the Subordinated Debt Fees).

3. Enforcement.

(a) No Subordinating Creditor will take or omit to take any action or assert any claim with respect to the Subordinated Debt or otherwise which is inconsistent with the provisions of this Agreement. Without limiting the foregoing and except to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation, until the Senior Debt has been finally paid in full in cash, no Subordinating Creditor will assert, collect or enforce the Subordinated Debt or any part thereof or take any action to foreclose or realize upon the Subordinated Debt or any part thereof or enforce any of the Subordinated Documents until the earlier to occur of the following:

(i) the commencement of an enforcement action with respect to a material portion of the Collateral securing the Senior Debt; or

(ii) the passage of 180 days from the delivery of written notice from the Subordinating Creditors to the Agent pursuant to which the Subordinating Creditors notify the Agent, in reasonable detail, of the occurrence of a Subordinated Debt Actionable Default to the extent that the default or occurrence described therein shall not have been cured or waived within such 180 day period, provided that such Subordinating Creditor shall have given at least 10 days written notice to the Agent of such Subordinating Creditor’s intention to take such enforcement action (which notice may be given during such 180 day period).

(b) In addition, until the Senior Debt has been finally paid in full in cash, no Subordinating Creditor shall have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Borrower or any other Company or any guarantor of or provider of collateral security for the Senior Debt. Each Subordinating Creditor further waives any and all rights with respect to marshalling.

(c) Notwithstanding Section 3(a) above, the right of any Subordinating Creditor, to receive any Subordinated Debt Fees due and owing to such Subordinated Creditor, on or after the respective due dates for payment from the Company, or to institute suit against the Company for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected by Section 3(a); provided, that such Subordinated Creditor shall not have the right to institute any such suit against the Company for the enforcement of payment if and to the extent that the surrender or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of the Agent and the Lenders upon any property subject to such Lien or enforce any judgment in respect thereof against any Collateral.

4. Payments Held in Trust. Each Subordinating Creditor will hold in trust and immediately pay over to the Agent for the account of the Lenders and the Agent, in the same form of payment received, with appropriate endorsements, for application to the Senior Debt any cash amount that any Company pays to such Subordinating Creditor with respect to the Subordinated Debt, or as collateral for the Senior Debt any other assets of the Borrower or any other Company that such Subordinating Creditor may receive with respect to the Subordinated Debt.

5. Defense to Enforcement. If any Subordinating Creditor, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against the Borrower, then the Borrower may interpose as a defense or plea the making of this Agreement, and the Agent or any Lender may intervene and interpose such defense or plea in its name or in the name of the Borrower. If any Subordinating Creditor, in contravention of the terms of this Agreement, shall attempt to collect any of the Subordinated Debt or enforce any of the Subordinated Documents, then the Agent, any Lender or the Borrower may, by virtue of this Agreement, restrain the enforcement thereof in the name of the Agent or such Lender or in the name of the Borrower. If any Subordinating Creditor, in contravention of the terms of this Agreement, obtains any cash or other assets of the Borrower or any Company as a result of any administrative, legal or equitable actions, or otherwise, such Subordinating Creditor agrees forthwith to pay, deliver and assign to the Agent, for the account of the Lenders and the Agent, with appropriate endorsements, any such cash for application to the Senior Debt and any such other assets as collateral for the Senior Debt.

6. Bankruptcy, etc.

6.1. Payments relating to Subordinated Debt. At any meeting of creditors of the Borrower or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Borrower or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Borrower or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Borrower for relief under the federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise, the Agent is hereby irrevocably authorized at any such meeting or in any such proceeding to receive or collect for the benefit of the Lenders and the Agent any cash or other assets of the Borrower distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt, and apply such cash to or to hold such other assets or securities as collateral for the Senior Debt, and to apply to the Senior Debt any cash proceeds of any realization upon such other assets or securities that the Agent in its discretion elects to effect, until all of the Senior Debt shall have been paid in full in cash, rendering to the Subordinating Creditors any surplus to which the Subordinating Creditors are then entitled.

6.2. Securities by Plan of Reorganization or Readjustment.

Notwithstanding the foregoing provisions of §6.1, the Subordinating Creditors shall be entitled to receive and retain any securities of the Borrower or any other corporation or other entity provided for by a plan of reorganization or readjustment (i) the payment of which securities is subordinate, at least to the extent provided in this Agreement with respect to Subordinated Debt, to the payment of all Senior Debt under any such plan of reorganization or readjustment and (ii) all other terms of which are acceptable to the Lenders and the Agent.

6.3. Subordinated Debt Voting Rights. At any such meeting of creditors or in the event of any such case or proceeding, the Subordinating Creditors shall retain the right to vote and otherwise act with respect to the Subordinated Debt (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided that none of the Subordinating Creditors shall vote with respect to any such plan or take any other action in any way so as to contest (i) the validity of any Senior Debt or any collateral therefor or guaranties thereof, (ii) the relative rights and duties of any holders of any Senior Debt established in any instruments or agreements creating or evidencing any of the Senior Debt with respect to any of such collateral or guaranties or (iii) the Subordinating Creditors’ obligations and agreements set forth in this Agreement.

6.4. Liquidation, Dissolution, Bankruptcy. Except as otherwise specifically permitted in this Agreement, until the Senior Debt shall have been finally paid in full in cash, the Subordinating Creditors shall not assert, without the prior written consent of the Agent, any claim, motion, objection or argument in respect of all or any part of the Senior Debt or the Collateral securing such Senior Debt in such case or proceeding which could otherwise be asserted or raised in connection with such case or proceeding by such Subordinating Creditors as a secured creditor of the Borrower. Without limiting the generality of the foregoing, SAC, for itself and each Subordinating Creditor, agrees that it will (i) not object to or oppose (or support any other Person in objecting to or opposing) any sale or other disposition of all or any part of the Collateral free and clear of Liens or other claims of SAC or the Subordinating Creditors and each Subordinating Creditor under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code or any other law applicable to such case or proceeding if the relevant Lenders have consented to such sale or disposition, (ii) not challenge (or support any other Person in challenging) any use of cash collateral or debtor-in-possession financing consented to or provided by any Lender (it being agreed by each Subordinating Creditor that such debtor-in-possession financing shall be on such terms and conditions and in such amounts as such Lenders, in their sole discretion, may decide and, in connection therewith, any Company may grant to such participating Lenders (or any agent or representative thereof) Liens upon all of the Collateral of such Company, which Liens (A) shall secure payment of all Senior Debt whether such Senior Debt arose prior to the commencement of such case or proceeding or at any time thereafter and all other financing provided by any Lender during such case or proceeding (provided that, to the extent that such Liens secure Senior Debt which arose prior to the commencement of such Proceeding, such Liens shall also secure the Subordinated Debt, subject to the conditions and terms set forth herein) and (B) shall be superior in priority to the liens and security interests, if any, in favor of SAC for the benefit of the Subordinating Creditors on the Collateral of the Borrower on the same terms and conditions as provided herein); provided, however that in connection with any such use of cash collateral or debtor-in-possession financing, the Subordinating Creditors shall have received as adequate protection of their interests a replacement Lien in post-petition assets of the Borrower which shall be junior and subordinate to all Liens granted pursuant to such consent to use cash collateral or debtor-in-possession financing with the same priorities afforded the Liens granted to the Subordinating Creditor pursuant to this Agreement; (iii) not to assert (or support any other Person in asserting) any right it may have to “adequate protection” of its interest in any Collateral in any case or proceeding, (iv) turn over to the Agent for the pro rata benefit of the Lenders any “adequate protection” of their interest in any Collateral that they receive in any case or Proceeding for application to the Senior Debt owed to the Lenders, and (v) not seek to have the automatic stay of Section 362 of the Bankruptcy Code lifted or modified with respect to any Collateral, to appoint a trustee or examiner under Section 1104 of the Bankruptcy Code or to convert or dismiss (or support any other Person in converting or dismissing) such case or proceeding under Section 1112 of the Bankruptcy Code, in each case without the prior written consent of the Agent; provided, that, in the case of this clause (v), if the Lenders seek such aforementioned relief, the Subordinating Creditors hereby irrevocably consent thereto and shall join in any such motion or application seeking such relief if requested by the Agent. SAC, for each Subordinating Creditor, waives any claim it may now or hereafter have arising out of the election of the Lenders, in any case or proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code. The Subordinating Creditors shall be permitted to participate on any creditor’s committee; provided, that the Subordinating Creditors or any other Person participating on such creditor’s committee shall not directly or indirectly take any action or vote in any manner that would be in violation of this Agreement or inconsistent with or result in a breach of this Agreement. Other than as explicitly set forth above, SAC shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of SAC including without limitation any claims secured by the Collateral, if any. In addition, SAC shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Borrower arising under either the Bankruptcy Code or applicable non-bankruptcy law.

7. Lien Subordination. The Senior Debt, the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) and any and all other documents and instruments evidencing or creating the Senior Debt and all guaranties, mortgages, security agreements, pledges and other collateral guarantying or securing the Senior Debt or any part thereof shall be senior to the Subordinated Debt and all of the Subordinated Documents irrespective of the time of the execution, delivery or issuance of any thereof or the filing or recording for perfection of any thereof or the filing of any financing statement or continuation statement relating to any thereof.

7.1. Further Assurances. Each Subordinating Creditor hereby agrees, upon request of the Agent at any time and from time to time, to execute such other documents or instruments as may be requested by the Agent further to evidence of public record or otherwise the senior priority of the Senior Debt as contemplated hereby.

7.2. Books and Records. Each Subordinating Creditor further agrees to maintain on its books and records such notations as the Agent may reasonably request to reflect the subordination contemplated hereby and to perfect or preserve the rights of the Agent hereunder. A copy of this Agreement may be filed as a financing statement in any Uniform Commercial Code recording office.

7.3. Legend. Until the termination of this Agreement in accordance with Section 11 hereof, each Subordinating Creditor will cause to be clearly, conspicuously and prominently inserted on the face of each Subordinated Document, any guaranty of any Subordinated Debt and any other negotiable Subordinated Debt Document (if any), as well as any renews or replacements thereof, the following legend in substantially the form hereof:

“This instrument and the rights and obligations evidenced hereby, the liens and security interests securing the indebtedness and other obligations incurred or arising under or evidenced by this instrument and the rights and obligations evidenced hereby with respect to such liens are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, the “Subordination Agreement”) dated as of November 9, 2004 among S.A.C. CAPITAL ASSOCIATES, LLC, a limited liability company organized under the laws of Anguila, acting as agent (“SAC”) to certain holders of indebtedness (collectively, the “Lenders”), THE WET SEAL, INC., a Delaware corporation, (the “Lead Borrower”), THE WET SEAL RETAIL, INC., a Delaware corporation (“Wet Seal Retail”), WET SEAL CATALOG, INC., a Delaware corporation (collectively, with Wet Seal Retail and the Lead Borrower, the “Companies”), WET SEAL GC, INC., a Virginia corporation (the “Facility Guarantor”), and FLEET RETAIL GROUP, INC. (“Agent”), to the indebtedness and the liens and security interests securing indebtedness (including interest) owed by the Companies pursuant to that certain Amended and Restated Credit Agreement dated as of September 22, 2004 (the “First Lien Credit Agreement”) among the Companies, Facility Guarantor, Agent, Back Bay Capital Funding, LLC, as Term Lender, the lenders from time to time party thereto and Fleet National Bank, as Issuing Lender, and certain guarantees of the indebtedness evidenced thereby, as such First Lien Credit Agreement and such guarantees have been and hereafter may be amended, restated, supplemented or otherwise modified from time to time as permitted under the Subordination Agreement and to the liens and security interests securing indebtedness refinancing the indebtedness under such agreements as permitted by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement applicable to the “Subordinated Creditors” (as such term is defined in the

Subordination Agreement), as if such holder were a Subordinated Creditor for all purposes of the Subordination Agreement.”

7.4. Release of Guaranties and Collateral. Without limiting any of the rights of the Agent or any Lender under the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement) or applicable law, in the event that the Agent releases or discharges any guaranties of the Senior Debt given by guarantors which have also guarantied the Subordinated Debt or any security interests in, or mortgages or liens upon, any collateral securing the Senior Debt and also securing the Subordinated Debt, such guarantors or (as the case may be) such collateral shall thereupon be deemed to have been released from all such guaranties or security interests, mortgages or liens in favor of the Subordinating Creditors. SAC, for and on behalf of each Subordinating Creditor, agrees that, concurrently with the release of any lien of the Agent, SAC will execute, deliver and file any and all such termination statements, mortgage discharges, lien releases and other agreements and instruments as the Agent reasonably deems necessary or appropriate in order to give effect to the preceding sentence. SAC and each Subordinating Creditor hereby irrevocably appoints the Agent, and its successors and assigns, and their respective officers, with full power of substitution, the true and lawful attorney(s) of SAC and such Subordinating Creditor for the purpose of effecting any such executions, deliveries and filings if and to the extent that SAC or such Subordinating Creditor shall have failed to perform such obligations pursuant to the foregoing provisions of this §7.4 within such ten (10) day period.

8. Lenders’ Freedom of Dealing. SAC and each Subordinating Creditor agrees, with respect to the Senior Debt and any and all collateral therefor or guaranties thereof, that the Companies and the Lenders may agree to increase the amount of the Senior Debt or otherwise modify the terms of any of the Senior Debt, and the Lenders may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with the Companies and all other persons, in each case without the consent of SAC and any of the Subordinating Creditors or the Companies and without affecting the agreements of SAC and the Subordinating Creditors or the Borrower contained in this Agreement; provided, however, that nothing contained in this §8 shall constitute a waiver of the right of the Borrower itself to agree or consent to a settlement or compromise of a claim which the Agent or any Lender may have against the Borrower.

9. Modification or Sale of the Subordinated Debt. Neither SAC nor any Subordinating Creditor will, at any time while this Agreement is in effect, modify any of the terms of any of the Subordinated Debt or any of the Subordinated Documents; nor will SAC and any Subordinating Creditor sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt to any person other than a person who agrees in a writing, satisfactory in form and substance to the Agent, to become a party hereto and to succeed to the rights and to bound by all of the obligations of SAC or such Subordinating Creditor hereunder. In the case of any such disposition by

SAC or a Subordinating Creditor, SAC will notify the Agent at least 10 days prior to the date of any of such intended disposition.

10. Borrower’s Obligations Absolute. Nothing contained in this Agreement shall impair, as between the Borrower SAC and the Subordinating Creditors, the obligation of the Borrower to pay to SAC, for and on behalf of the Subordinating Creditors, all amounts payable in respect of the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Subordinating Creditors (except as expressly otherwise provided in §3 or §6) from exercising all rights, powers and remedies otherwise permitted by Subordinated Documents and by applicable law upon a default in the payment of the Subordinated Debt or under any Subordinated Document, all, however, subject to the rights of the Agent and the Lenders as set forth in this Agreement.

11. Termination of Subordination. This Agreement shall continue in full force and effect, and the obligations and agreements of the Subordinating Creditors and the Borrower hereunder shall continue to be fully operative, until all of the Senior Debt shall have been paid and satisfied in full in cash and such full payment and satisfaction shall be final and not avoidable. To the extent that any Company or any guarantor of or provider of collateral for the Senior Debt makes any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a “Voided Payment”), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from the Agent or any Lender, an Event of Default shall be deemed to have existed and to be continuing under the Credit Agreement from the date of the Agent’s or such Lender’s initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to the Agent or such Lender. During any continuance of any such Event of Default, this Agreement shall be in full force and effect with respect to the Subordinated Debt. To the extent that SAC or any Subordinating Creditor has received any payments with respect to the Subordinated Debt subsequent to the date of the Agent’s or any Lender’s initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, SAC or such Subordinating Creditor shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Agent or such Lender, and SAC and each Subordinating Creditor hereby agrees to pay to the Agent for the benefit of the Agent or (as the case may be) such Lender, upon demand, the full amount so received by SAC or such Subordinating Creditor during such period of time to the extent necessary fully to restore to the Agent or such Lender the amount of such Voided Payment. Upon the payment and satisfaction in full in cash of all of the Senior Debt, which payment shall be final and not avoidable, this Agreement will automatically terminate without any additional action by any party hereto.

12. Notices. All notices and other communications which are required and may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and effective in all respects if given in writing or telecopied, delivered or mailed by registered or certified mail, postage prepaid, as follows:

If to the Agent:	Fleet Retail Group, Inc.
c/o Bank of America Retail Finance Group
40 Broad St., 10th Floor
Boston, MA 02109
Attention: Daniel T. Platt, Director
Facsimile: (617) 434-4131

With a copy to:	Riemer & Braunstein, LLP
Three Center Plaza
Boston, MA 02108
Attention: Robert E. Paul, Esq.
Facsimile: (617) 880-3456

And with a copy to:	Back Bay Capital Funding LLC
40 Broad Street
Boston, MA 02109
Attention: Michael Pizette, Managing Director
Facsimile: (617) 434-4185

And with a copy to:	Bingham McCutchen LLP
150 Federal Street
Boston, MA 02110
Attention: Robert A. J. Barry, Esq.
Facsimile: (617) 951-8736

If to SAC or any Subordinating Creditor:	S.A.C. Capital Associates, LLC, as Collateral Agent
c/o S.A.C. Capital Advisors, LLC
72 Cummings Point Road
Stamford, Connecticut 06902
Attention: General Counsel
Facsimile No. (203) 890-2393

With a copy to:	Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attention: Nancy Finkelstein, Esq.
Facsimile: (212) 513-5955

If to the Borrower:	The Wet Seal, Inc.
26972 Burbank Street
Foothill Ranch, California 92610
Attention: Chief Financial Officer
Facsimile: (858) 206-4977

With a copy to:	Akin, Gump, Strauss, Hauer & Feld, LLP
590 Madison Avenue
New York, NY 10022-2524
Attention: Alan Siegel, Esq.
Facsimile: (212) 872-1002

or such other address or addresses as any party hereto shall have designated by written notice to the other parties hereto. Notices shall be deemed given and effective upon the earlier to occur of (i) the third day following deposit thereof in the U.S. mail or (ii) receipt by the party to whom such notice is directed.

13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE A SEALED INSTRUMENT UNDER SUCH LAWS.

14. Waiver of Jury Trial. EACH OF SAC AND EACH SUBORDINATING CREDITOR AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF SAC AND EACH SUBORDINATING CREDITOR AND THE BORROWER HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF SAC, EACH SUBORDINATING CREDITOR AND THE BORROWER HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

15. Contractual Representative for Purposes of Perfection.

SAC and each Secured Creditor hereby appoints the Agent as such Person’s contractual representative solely for purposes of perfecting such Person’s Liens on any of the Collateral in the possession or under the “control” (as such term is defined in the Uniform Commercial Code) of the Agent, and the Agent hereby acknowledges that it holds possession of or otherwise controls any such Collateral as the contractual representative of SAC, for and on behalf of the Secured Creditors, for such purposes; provided, that, the Agent shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, SAC and each Secured Creditor hereby waives and releases the Agent and each of the other Lenders from, and hereby indemnifies and agrees to hold harmless the Agent and each of the other Lenders against, all claims and liabilities arising as a result of or in connection with the Agent’s role as contractual representative agent with respect to the Collateral. At the expense of the Borrower, promptly upon the full and final payment in cash of the Senior Debt, the Agent shall deliver the remainder of the Collateral, if any, in its possession to S.A.C. Capital Associations, LLC and, to the extent practicable, transfer control of the remainder of the Collateral, if any, under its control to the S.A.C. Capital Associations, LLC, in each case, except as may otherwise be required by applicable law or court order (it being understood that prior to the full and final payment in cash of the Senior Debt, the provisions of this Agreement shall apply to all such documents and each other document relating to all or any part of the Collateral, including, without limitation, the provisions restricting SAC from taking action to enforce rights in and to the Collateral pursuant to such documents).

16. Miscellaneous. This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against which enforcement is sought. The Agent, acting upon the instructions of the requisite Lenders, may, in their sole and absolute discretion, waive any provisions of this Agreement benefiting the Agent and the Lenders; provided, however, that such waiver shall be effective only if in writing and signed by the Agent and shall be limited to the specific provision or provisions expressly so waived. This Agreement shall be binding upon the successors and assigns of SAC and each Subordinating Creditor and the Borrower and shall inure to the benefit of the Agent and the Lenders, the Agent’s and the Lenders’ respective successors and assigns, any lender or lenders refunding or refinancing any of the Senior Debt and their respective successors and assigns, but shall not otherwise create any rights or benefits for any third party. In the event that any lender or lenders refund or refinance any of the Senior Debt, the terms “Credit Agreement”, “Loan Documents”, “Event of Default” and the like shall refer mutatis mutandis to the agreements and instruments in favor of such lender or lenders and to the related definitions contained therein.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FLEET RETAIL GROUP, INC., as Agent

By:	/s/ Daniel T. Platt
Name: Daniel T. Platt
Title: Director

S.A.C. CAPITAL ASSOCIATES, LLC, as collateral agent for the Subordinating Creditors

By:	/s/ Peter Nussbaum
Name: Peter Nussbaum
Title: General Counsel

THE WET SEAL, INC., as Borrower

By:	/s/ Douglas C. Felderman
Name: Douglas C. Felderman
Title: EVP-CFO

CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OR STATE OF                      )

                                                                                     ) ss.

COUNTY OF                                                             )

On this      day of November, 2004, before me, the undersigned notary public, personally appeared                     , proved to me through satisfactory evidence of identification, which were                                 , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose (as                      for                     , a                     ).

(official signature and seal of notary)

My commission expires: